Exhibit 99.3

TOGUT, SEGAL & SEGAL LLP

Frank A. Oswald

Brian F. Moore

One Penn Plaza, Suite 3335

New York, New York 10119

(212) 594-5000

Counsel to the Debtors

and Debtors in Possession

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

In re:	Chapter 11

PARETEUM CORPORATION, et al.,	Case No.: 22-10615 (LGB)

Debtors.[1]	(Jointly Administered)

NOTICE OF EFFECTIVE DATE

PLEASE TAKE NOTICE that on October 7, 2022, the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) entered an order [Docket No. 374] (the “Confirmation Order”) confirming the Modified Chapter 11 Plan of Liquidation for Pareteum Corporation and Certain of its Affiliates [Docket No. 364, Ex. A] (as may be further amended, modified, and/or supplemented from time to time in accordance with the terms thereof and the Confirmation Order, the “Plan”), which is attached as Exhibit A to the Confirmation Order.2

PLEASE TAKE FURTHER NOTICE that the effective date of the Plan occurred on October 21, 2022 (the “Effective Date”).

PLEASE TAKE FURTHER NOTICE that pursuant to the Confirmation Order, the injunction, exculpation and discharge provisions in Article X of the Plan are now in full force and effect.

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The Debtors in the Chapter 11 Cases, along with the last four digits of each Debtor’s federal tax identification number, if applicable, are: Pareteum Corporation (7538); Pareteum North America Corp. (f/k/a Elephant Talk North America Corp.) (9623); Devicescape Holdings, Inc. (2909); iPass, Inc. (4598); iPass IP LLC (2550); Pareteum Europe B.V.; Artilium Group Ltd. (f/k/a Artilium PLC); Pareteum Asia Pte. Ltd.; and Pareteum N.V. (f/k/a Artilium N.V.). The mailing address of the Debtors, solely for the purposes of notices and communications, is c/o Saccullo Business Consulting, LLC, 27 Crimson King Drive, Bear, DE 19701.

[2]	Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.

PLEASE TAKE FURTHER NOTICE that pursuant to Section 8.2 of the Plan, all Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts or Unexpired Leases, if any, must be filed with the Bankruptcy Court by the applicable Bar Date (i.e., November 23, 2022). Any Proofs of Claim arising from the rejection of Executory Contracts or Unexpired Leases that are not timely filed by the applicable Bar Date, as set forth in the Plan, shall be Disallowed automatically, forever barred from assertion, and shall not be enforceable against the Debtors or the Liquidating Trust without the need for any objection by any Person or Entity or further notice to or action, order, or approval of the Bankruptcy Court, and any Claim arising out of the rejection of such Executory Contract or Unexpired Lease shall be deemed fully satisfied, released, and discharged, notwithstanding anything in the Schedules or a Proof of Claim to the contrary.

PLEASE TAKE FURTHER NOTICE that except as otherwise provided by the Plan, the Confirmation Order, or any other applicable order of the Bankruptcy Court, all requests for payment of Administrative Claims arising after August 31, 2022 through the Effective Date must be filed with the Debtors’ claims and noticing agent, by U.S. Postal Service mail or other overnight delivery to Pareteum Claims Processing Center c/o Kurtzman Carson Consultants LLC, 222 N. Pacific Coast Highway, Suite 300, El Segundo, CA 90245 no later than 5:00 p.m. (ET) on the Administrative Claims Bar Date (i.e., November 23, 2022). A proof of Administrative Claim form is available at http://www.kccllc.net/pareteum.

The Administrative Claims Bar Date will apply to all Administrative Claims arising after August 31, 2022 through and including the Effective Date, except that the Administrative Claims Bar Date will not apply to the following persons or entities:

(a)	any party that has already properly filed an Administrative Claim with the claims and noticing agent, which clearly sets forth the Debtor against which the party asserts an Administrative Claim;

(b)	any holder of a claim that heretofore has been allowed by order of the Bankruptcy Court;

(c)	any person or entity whose claim has been paid in full by the Debtors or the Purchasers

(d)

any holder of a claim for which specific deadlines have previously been fixed by the Bankruptcy Court (including, for the avoidance of doubt, any holder of a claim arising under section 503(b)(9) of the Bankruptcy Code); and

(e)	Professionals retained by order of the Bankruptcy Court seeking interim or final compensation.

Any proof of Administrative Claim sent in any other manner, including by facsimile, telecopy, or electronic mail transmission, shall not be accepted. Holders of Administrative Claims who are required to file a request for payment of such Claims and who do not file such requests by the Administrative Claims Bar Date shall be forever barred from asserting such Claims against the Debtors or their property, and the Holder thereof shall be enjoined from commencing or continuing any action, employment of process or act to collect, offset, or recover such Administrative Claim.

PLEASE TAKE FURTHER NOTICE that the Plan and its provisions, including the Plan Supplement, are binding on the Debtors, the Liquidating Trust, and any Holder of a Claim against or Interest in, the Debtors and such Holder’s respective successors and assigns.

PLEASE TAKE FURTHER NOTICE that copies of the Confirmation Order, the Plan, and all other documents filed in the Debtors’ Chapter 11 Cases are available free of charge (a) at the Debtors’ case website at http://www.kccllc.net/pareteum; (b) upon request in writing at Pareteum c/o Kurtzman Carson Consultants LLC, 222 N. Pacific Coast Highway, Suite 300, El Segundo, CA 90245; (c) by calling (888) 201-2205 or (310) 751-1839 (International); or (d) via email at pareteuminfo@kccllc.com. In addition, copies of all pleadings filed in these Chapter 11 Cases are on file with the Office of the Clerk of the Court (One Bowling Green, New York, NY 10004) for review during normal business hours. Parties may also obtain copies of any pleadings filed in these Chapter 11 Cases for a fee via PACER at: http://www.nysb.uscourts.gov. PLEASE NOTE: Neither the staff of the Clerk’s Office nor the Debtors’ counsel can give you legal advice.

Dated:	October 21, 2022

   New York, New York

PARETEUM CORPORATION, ET AL.
Debtors and Debtors in Possession
By their Counsel
TOGUT, SEGAL & SEGAL LLP,
By:

/s/ Frank A. Oswald
FRANK A. OSWALD
BRIAN F. MOORE
One Penn Plaza, Suite 3335
New York, New York 10119
Tel: (212) 594-5000
Facsimile: (212) 967-4258
Email: frankoswald@teamtogut.com bmoore@teamtogut.com

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